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EXHIBIT 10.53
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October 28, 1999

To: Jim Kaufman
USURF America, Inc.
8748 Quarters Lake Road
Baton Rouge, LA 70809
(225) 922-9123 Fax

Consultation Agreement Investor Relations:

This Consultation Agreement is effective November 1, 1999 through February 1, 2000 between Nostas/Faessel (Consultants) and USURF America, Inc. (UAX).

This Agreement shall be for a period of three (3) months and shall be automatically renewed unless prior written notice is given by either party seven (7) days prior the end of each (3) month period.

The Consultants primary responsibility will be:

1. To implement an investor relations program for the purpose of broadening the company's institutional and shareholder base.

2. To provide public relations information to shareholders and the general public.

3. To provide introduction to potential investors, analysts, investment bankers, institutions and investment letters.

4. To provide such other services as may be consistent with the engagement that the parties may agree upon from time to time.

Compensation:

UAX agrees to give NostaslFaesel1 30,000 restricted common shares to be registered by January 1, 2000.

15,000 restricted common shares to:
Dr. John Faessel, 1202 Lexington #266, NY, NY 10028

15,000 restricted common shares to:
Mr. Victor Nostas, 3500 Parfet Street Wheat Ridge CO 80033

In the event of a financing completed through the efforts of the Consultants, the Consultants shall receive 5% in cash and 5%in stock of the total proceeds raised. This stock shall be registered within 30 days of the cash received.

USURF America, Inc.            NostaslFaessel Group


By: /s/ David M. Loflin
David Loflin President         By: /s/ John L. Faessel

                               By: /s/ Victor Nostas